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                                                                    EXHIBIT 4.03

                          REGISTRATION RIGHTS AGREEMENT



         This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of February 3, 1998 (the "EFFECTIVE DATE") by and between Excite, Inc., a California corporation ("EXCITE") and the persons and entities listed on Exhibit A hereby who immediately prior to the Effective Time of the Merger (as defined below) are: (i) all of the stockholders (collectively, the "SHAREHOLDERS" and each individually a "SHAREHOLDER") of MatchLogic, Inc., a Delaware corporation ("MatchLogic"), and (ii) all of the holders of issued and outstanding warrants of MatchLogic (collectively, the "WARRANTHOLDERS" and each individually as "WARRANTHOLDER").

                                 R E C I T A L S

         A. MatchLogic, Excite and Xcite Acquisition Corporation ("MERGER SUB") have entered into an Agreement and Plan of Reorganization (the "PLAN") dated as of January 15, 1998, pursuant to which Merger Sub will merge with and into MatchLogic in a reverse triangular merger with MatchLogic to be the surviving corporation of the Merger (the "MERGER").

         B. As a condition precedent to the consummation of the Merger, Section
1.5.1 of the Plan provides that the Shareholders and Warrantholders shall be granted certain registration rights with respect to the shares of Excite's Common Stock that are issued to the Shareholders in the Merger or which are issuable upon exercise of assumed warrants (the "MERGER SHARES"), subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

         1.       REGISTRATION RIGHTS.

                  1.1      Definitions.  For purposes of this Section 1:

                           (a) Registration. The terms "REGISTER," "REGISTERED,"
and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "1933 ACT"), and the declaration or ordering of effectiveness of such registration statement.

                           (b) Registrable Securities. The term "REGISTRABLE
SECURITIES" means: (1) all of the Merger Shares, and (2) any shares of Common Stock of Excite issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Merger Shares; excluding in all cases, however, (i) any Registrable Securities sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with Section 2 of this Agreement, (ii) any Registrable Securities sold in a public offering pursuant to a registration statement filed with the SEC or sold to the public pursuant to Rule 144 promulgated under the 1933 Act ("RULE 144"); or (iii) all of the Registrable Securities of any Holder if all of such Registrable Securities with respect to such Holder may be sold in the public market in a three-month period without registration under the 1933 Act pursuant to Rule 144.

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                           (c) Prospectus. The term "PROSPECTUS" shall mean the
prospectus included in any Registration Statement filed pursuant to the provisions hereof (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the 1933
Act), as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement), and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                           (d) Holder. For purposes of this Agreement, the term
"HOLDER" means any person owning of record Registrable Securities.

                           (e) SEC. The term "SEC" or "COMMISSION" means the
U.S. Securities and Exchange Commission.

                  1.2      Registration.

                           (a) Initial Registration. Excite shall prepare and
file with the SEC within ninety (90) days following the Closing (as defined in the Plan), and use its best efforts to have declared effective as soon as practicable thereafter, a registration statement (a "REGISTRATION STATEMENT") providing for the resale by the Holders of all of the Registrable Securities then owned (or to be owned upon exercise of warrants) by the Holders. Excite shall use its best efforts to keep the Registration Statement continuously effective, pursuant to the rules, regulations or instructions under the 1933 Act applicable to the registration statement used by Excite for such Registration Statement, for such period (the "EFFECTIVENESS PERIOD") ending on the date when the Registrable Securities cease to meet the definition of Registrable Securities pursuant to Section 1.1(b).

                           (b) Suspension. If Excite shall determine pursuant to
the good faith judgment of the Board of Directors of Excite, that it would be seriously detrimental to Excite and its shareholders for resales of Registrable Securities to be made pursuant to the Registration Statement, due to (A) the existence of a material development or potential material development with respect to or involving Excite which Excite would be obligated to disclose in the Prospectus contained in the Registration Statement, which disclosure would in the good faith judgment of the Board of Directors of Excite be premature or otherwise inadvisable at such time and would have a material adverse affect upon Excite and its shareholders, or (B) the occurrence of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement or Prospectus so that it will not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then Excite shall deliver a certificate in writing to the Holders to the effect of the foregoing and, upon receipt of such certificate, the use of the Registration Statement and Prospectus will be deferred or suspended and will not recommence until (1) such Holder's receipt from Excite of copies of the supplemented or

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amended Prospectus, or (2) such Holders are advised in writing by Excite that the Prospectus may be used. Excite will use its best efforts to ensure that the use of the Registration Statement and Prospectus may be resumed, as soon as practicable and, in the case of a pending development or event referred to in
(A) above, as soon, in the judgment of Excite, as disclosure of the material information relating to such pending development would not have a materially adverse effect on Excite's ability to consummate the transaction, if any, to which such development relates. Notwithstanding the foregoing or any other provision of this Agreement, the period during which Excite shall be required to maintain the effectiveness of the Registration Statement shall be extended by one (1) day for each full or partial day during which the use of such Registration Statement or Prospectus is deferred or suspended by Excite in accordance with this Section 1.2(b).

                           (c) Expenses. All reasonable expenses, other than
underwriting discounts and brokers commissions, incurred in connection with the Registration Statement shall be borne by Excite.

                  1.3 Obligations of Excite. Excite shall, as expeditiously as reasonably possible:

                           (a) Prepare promptly and file with the SEC the
Registration Statement as provided in Section 1.2(a), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading and cause such Registration Statement to become effective as soon as practicable.

                           (b) Prepare promptly and file with the SEC such
amendments and supplements to such Registration Statement and the Prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

                           (c) Furnish to Holders such number of copies of a
Prospectus, including a preliminary Prospectus, in conformity with the requirements of the 1933 Act, and such other documents as reasonably requested in order to facilitate the disposition of the Registrable Securities owned by it that are included in such registration.

                           (d) Use its best efforts to register and qualify the
securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by Holders, provided that Excite shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                           (e) Notify Holders promptly (i) of any request by the
SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to such Registration Statement or related prospectus or for additional information,
(ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration

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Statement or the initiation of any proceedings for that purpose, (iii) of the receipt by Excite of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) of the happening of any event which makes any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement or Prospectus so that it will not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (v) of Excite's determination that a post-effective amendment to the Registration Statement would be appropriate.

                  1.4 Furnish Information. It shall be a condition precedent to the obligations of Excite to take any action pursuant to Section 1.2 that each Holder shall furnish to Excite such information regarding Holder, the Registrable Securities held by Holder, and the intended method of disposition of such securities as shall be required to timely effect the registration of Holder's Registrable Securities.

                  1.5 Indemnification

                           (a) By Excite. To the extent permitted by law, Excite
will indemnify and hold harmless each of the Holders, officers and directors, employees and agents of a Holder or underwriter (as defined in the 1933 Act) and each person, if any, who controls a Holder within the meaning of the 1933 Act or the Securities Exchange Act of 1934 (the "1934 ACT"), against any losses, claims, damages, or liabilities (joint or several) to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"):

                           (i) any untrue statement or alleged untrue statement
                  of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or in any amendments or supplements thereto;

                           (ii) the omission or alleged omission to state in the
                  Registration Statement, including any preliminary prospectus or final prospectus contained therein or in any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                           (iii) any violation or alleged violation by Excite of
                  the 1933 Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such Registration Statement.

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Excite will reimburse each Holder, such officer, director, employee or agent, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this subsection 1.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Excite (which consent shall not be unreasonably withheld), nor shall Excite be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Holder, or by such, officer, director, employee, agent, underwriter or controlling person of any Holder.

                           (b) By Holders. To the extent permitted by law, each
Holder will indemnify and hold harmless Excite, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls Excite within the meaning of the 1933 Act, any other employee or agent of Excite, each other Holder, each person, if any, who controls such Holder within the meaning of the 1933 Act, and any other employee or agent of such Holder, against any losses, claims, damages or liabilities (joint or several) to which Excite or any such director, officer, or controlling person, employee or agent may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such Registration Statement; and such Holder will reimburse any legal or other expenses reasonably incurred by Excite or any such director, officer, or controlling person, employee or agent in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by Holder under this Section 1.5(b) in respect of any Violation shall not exceed the net proceeds received by Holder in the registered offering out of which such Violation arises.

                           (c) Notice. Promptly after receipt by an indemnified
party under this Section 1.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 1.5, deliver to the indemnifying party a written notice of the commencement of such an action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any

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such action, if prejudicial to its ability to defend such action, shall (to the extent of such prejudice) relieve such indemnifying party of any liability to the indemnified party under this Section 1.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.5.

                           (d) Defect Eliminated in Final Prospectus. The
foregoing indemnity agreements of Excite and such Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the Registration Statement becomes effective or in the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreements shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the 1933 Act.

                           (e) Contribution. In order to provide for just and
equitable contribution to joint liability under the 1933 Act in any case in which either (i) Holder (and/or any officer, director, employee, agent, underwriter or controlling person who may be indemnified under Section 1.5(a)), makes a claim for indemnification pursuant to this Section 1.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 1.5 provides for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of such Holder (and/or any officer, director, employee, agent, underwriter or controlling person who may be indemnified under Section 1.5 (a)) in circumstances for which indemnification is provided under this Section 1.5; then, and in each such case, Excite and such Holder (and/or such other person) will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in proportion to their relative fault as determined by a court of competent jurisdiction; provided however, that in no event, except in instances of intentional fraud by the Holder in which case there is no limitation, (i) shall any Holder be responsible for more than the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the Registration Statement bears to the public offering price of all securities offered by and sold under such Registration Statement or (ii) shall a Holder be required to contribute any amount in excess of the public offering price of all such securities offered and sold by such Holder pursuant to such Registration Statement; and in any event, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                           (f) Survival. The obligations of Excite and such
Holder under this Section 1.5 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

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                  1.6 "Market Stand-Off" Agreement. Each Holder hereby agrees that it shall not, to the extent requested in writing by Excite or the managing underwriter(s) (who shall be nationally recognized) of securities of Excite and in connection with an underwritten public offering of securities of Excite with gross proceeds to Excite of at least Twenty Million Dollars ($20,000,000), sell or otherwise transfer or dispose of any Registrable Securities or any shares of capital stock of Excite then owned by such Holder (with the exception of 150,000 shares total from all Holders and other than to donees or partners of the Holder who agree to be similarly bound) for up to ninety (90) days following the effective date of the Registration Statement for such underwritten offering; provided, however, that such agreement shall not apply:

                           (a) to a Holder who beneficially owns less than one
and one-half percent (1 1/2%) of the outstanding Common Stock of Excite; and

                           (b) unless all Excite officers, directors, key
employees and beneficial owners then holding at least one and one-half percent (1 1/2%) of Excite's outstanding Common Stock enter into identical lock-up agreements.

                  In order to enforce the foregoing covenant, Excite shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction).

         2. ASSIGNMENT.

                  2.1 Assignment. Notwithstanding anything herein to the contrary, the registration rights of a Holder under Section 1 hereof may be assigned only to (x) a party who acquires from Holder at least One Hundred Thousand (100,000) shares of Common Stock that constitute the original number of Registrable Securities (as such number may be adjusted to reflect subdivisions, combinations and stock dividends of Excite's Common Stock), (y) or as a distribution made by a Holder which is a partnership to the partners of such Holder of Registrable Securities, or (z) to any parent corporation holding majority voting control or to any wholly-owned corporate subsidiary where such Holder is a corporation; provided, however that no party may be assigned any of the foregoing rights until Excite is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of Excite as to which the rights in question are being assigned; provided, further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 2.

         3. GENERAL PROVISIONS.

                  3.1 Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if deposited in the U.S. mail by registered or certified mail, return receipt requested, postage prepaid, as follows:



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                  (a)      if to Excite, at:

                           Excite, Inc.
                           555 Broadway
                           Redwood City, CA  94063
                           Attention:  Chief Financial Officer
                           Facsimile:  650/568-6039

                  with a copy to:

                           Fenwick & West LLP
                           Two Palo Alto Square
                           Palo Alto, CA  94306
                           Attention:  Mark Stevens, Esq.
                           Facsimile:  650/494-1417

                  (b)      If to Holders:

                           To the address set forth on Exhibit A hereto

                  with a copy to:

                           Cooley Godward LLP
                           2595 Canyon Boulevard, Suite 250
                           Boulder, CO, 80302-6737
                           Attention:  James H. Carroll, Esq.
                           Facsimile: 303/546-4099

Any party hereto (and such party's permitted assigns) may by notice so given provide and change its address for future notices hereunder. Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

                  3.2 Entire Agreement. This Agreement and the Plan constitute and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

                  3.3 Amendment of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Excite and Holders of a majority of all Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 3.3 shall be binding upon each Holder, each permitted successor or assignee of such Holder and Excite.

                  3.4 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of the State of California, excluding that body of law relating to conflict of laws.

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                  3.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

                  3.6 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

                  3.7 Successors And Assigns. Subject to the provisions of
Section 2.1, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

                  3.8 Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

                  3.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  3.10 Costs And Attorneys' Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party's costs and attorneys' fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

                  3.11     Legends.

                  Each Holder understands that prior to the effectiveness of the Registration Statement certificates or other instruments representing any of the Registrable Securities acquired by Holder will bear legends substantially similar to the following, in addition to any other legends required by federal or state laws:

                  THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE

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

                  IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                  Each Holder agrees that, in order to ensure and enforce compliance with the restrictions imposed by applicable law and those referred to in the foregoing legends, or elsewhere herein, Excite may, prior to the effectiveness of the Registration Statement issue appropriate "stop transfer" instructions to its transfer agent, if any, with respect to any certificate or other instrument representing Registrable Securities, or if Excite transfers its own securities, that it may make appropriate notations to the same effect in Excite's records.

                  Each Holder also understands that subsequent to the effectiveness of the Registration Statement, upon the written request of a Holder, the Holder may surrender the certificates or other instruments representing any of the Registrable Securities and Excite will, as promptly as practicable, cause the legend described above to be replaced with a legend substantially similar to the following (in addition to any other legends required by state laws):

                  THE RESALE OF THE SHARES REPRESENTED HEREBY MAY BE MADE ONLY PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED PURSUANT TO THE TERMS OF A REGISTRATION RIGHTS AGREEMENT BETWEEN EXCITE AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF EXCITE.






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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

EXCITE, INC.                       SHAREHOLDERS:


By: /s/ Robert C. Hood             By:
   ----------------------------       ---------------------------------------
Title: EVP - CFO
                                   Name:
                                        -------------------------------------

                                   Title:
                                         ------------------------------------


                                   WARRANTHOLDERS:


                                   By:
                                      ---------------------------------------

                                   Name:
                                        -------------------------------------

                                   Title:
                                         ------------------------------------





                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

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